As filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAKER HUGHES INCORPORATED

(Exact name of issuer as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100

Houston, Texas 77019

(Address, including zip code of Principal Executive Offices)

AMENDED AND RESTATED BAKER HUGHES INCORPORATED 2002 EMPLOYEE LONG-TERM

INCENTIVE PLAN

(Full title of the plan)

ALAN R. CRAIN, JR., ESQ.

SENIOR VICE PRESIDENT, CHIEF LEGAL AND GOVERNANCE OFFICER

BAKER HUGHES INCORPORATED, 2929 ALLEN PARKWAY, SUITE 2100

HOUSTON, TEXAS 77019

(713) 439-8600

(Telephone number, including area code, of agent for service)

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☑	Accelerated Filer ☐

Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value per share	$20,000,000 Shares	$69.32	$1,386,400,000	$178,568.32

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares to be offered or sold pursuant to the Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) and based upon the average of the high and low sales price of the Common Stock reported on the New York Stock Exchange on April 28, 2014.

EXPLANATORY NOTE

On April 24, 2014, the stockholders of Baker Hughes Incorporated (the “Company”) approved the Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, which included an increase in the number of shares of Common Stock that may be issued under new grants under the Plan to a total of 20,000,000 shares. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-87372 on Form S-8 and Registration Statement No. 333-166019 on Form S-8, each filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference.

Part II

Item 8.	Exhibits

+10.1	Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2014)

*5.1	Opinion of William D. Marsh, Vice President and General Counsel of Baker Hughes Incorporated, as to the legality of the securities

*23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of William D. Marsh, Vice President and General Counsel of Baker Hughes Incorporated (included in Exhibit 5.1 hereto)

*24.1	Power of Attorney (included on Pages II-2 and 3 of this Registration Statement)

*Filed herewith.

+Management Contract.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of April, 2014.

BAKER HUGHES INCORPORATED

By:	/s/ Martin S. Craighead
Martin S. Craighead Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin S. Craighead, Alan R. Crain and William D. Marsh each of whom may act without joinder of the other, as their true lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of April, 2014, by the following persons in the capacities indicated below.

Signature	Title

/S/ MARTIN S. CRAIGHEAD (Martin S. Craighead)	Chairman and Chief Executive Officer (principal executive officer)

/S/ PETER A. RAGAUSS (Peter A. Ragauss)	Senior Vice President and Chief Financial Officer (principal financial officer)

/S/ ALAN J. KEIFER (Alan J. Keifer)	Vice President and Controller (principal accounting officer)

/S/ LARRY D. BRADY (Larry D. Brady)	Director

/S/ CLARENCE P. CAZALOT, JR. (Clarence P. Cazalot, Jr.)	Director

/S/ LYNN L. ELSENHANS (Lynn L. Elsenhans)	Director

/S/ ANTHONY G. FERNANDES (Anthony G. Fernandes)	Director

/S/ CLAIRE W. GARGALLI (Claire W. Gargalli)	Director

Signature	Title

/S/ PIERRE H. JUNGELS (Pierre H. Jungels)	Director

/S/ JAMES A. LASH (James A. Lash)	Director

/S/ J. LARRY NICHOLS (J. Larry Nichols)	Director

/S/ JAMES W. STEWART (James W. Stewart)	Director

/S/ CHARLES L. WATSON (Charles L. Watson)	Director

Exhibit Index

+10.1	Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2014)

*5.1	Opinion of William D. Marsh, Vice President and General Counsel of Baker Hughes Incorporated, as to the legality of the securities

*23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of William D. Marsh, Vice President and General Counsel of Baker Hughes Incorporated (included in Exhibit 5.1 hereto)

*24.1	Power of Attorney (included on Pages II-2 and 3 of this Registration Statement)

*Filed herewith.

+Management Contract.

II-4